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                                                               Exhibit (d)(2)(i)

               FIRST AMENDMENT TO INVESTMENT MANAGEMENT AGREEMENT

                                ING EQUITY TRUST

     This First Amendment, effective as of September 2, 2004, amends the Investment Management Agreement (the "Agreement") dated May 9, 2001 between ING Equity Trust (the "Trust"), a Massachusetts business trust and ING Investments, LLC, an Arizona limited liability company (the "Manager"), with regards to ING Principal Protection Fund, ING Principal Protection Fund II, ING Principal Protection Fund III, ING Principal Protection Fund IV, ING Principal Protection Fund V, ING Principal Protection Fund VI, ING Principal Protection Fund VII, ING Principal Protection Fund VIII, ING Principal Protection Fund IX, ING Principal Protection Fund X, ING Principal Protection Fund XI, ING Principal Protection Fund XII, ING Principal Protection Fund XIII and ING Principal Protection Fund XIV, each a Series of the Trust, and any future Series of the Trust that may become party to the Agreement.

                                   WITNESSETH

     WHEREAS, the parties desire to amend the Agreement and agree that the amendment will be effective as of September 2, 2004.

     NOW, THEREFORE, the parties agree as follows:

     1. Section 8 of the Agreement is hereby amended by inserting the words "Board approved" in front of "trade association dues."

     2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.

                                        ING EQUITY TRUST


                                        By: /s/ Robert S. Naka
                                            ------------------------------------
                                            Robert S. Naka
                                            Senior Vice President


                                        ING INVESTMENTS, LLC


                                        By: /s/ Michael J. Roland
                                            ------------------------------------
                                            Michael J. Roland
                                            Executive Vice President